SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  CINERGY CORP.
             (Exact name of Registrant as specified in its charter)

DELAWARE                                                   31-1385023
(State of                                     (IRS Employer Identification No.)
Incorporation)


                             139 EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
          (Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                       Name of Each Exchange on Which
to be so Registered                       Each Class is to be Registered
-------------------                       ------------------------------

Common Stock Purchase Rights              New York Stock Exchange




If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction A.(c),    pursuant to General Instruction A.(d),
please check the following box.|X|        please check the following box. |_|

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)



Item 1.  Description of Registrant's Securities to be Registered.

         Cinergy Corp., a Delaware corporation (the "Company"), and The Fifth Third Bank, an Ohio banking corporation, as Rights Agent (the "Rights Agent"), entered into a First Amendment to Rights Agreement, dated August 28, 2002 effective September 16, 2002 (the "Amendment"), amending the Rights Agreement, dated as of October 16, 2000, between the Company and the Rights Agent (the "Rights Agreement"), in order to amend the Rights Agreement to provide that the "Final Expiration Date" be the close of business on September 16, 2002.

         The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as
Exhibit 4.2 and is incorporated herein by reference, and to the Rights Agreement which was attached as Exhibit 1 to the Form 8-A filed by the Company on October 16, 2000 and is incorporated herein by reference.

Item 2.  Exhibits.

         4.1 Rights Agreement, dated as of October 16, 2000, between Cinergy Corp. and The Fifth Third Bank, as Rights Agent (filed as Exhibit 1 to the Form 8-A of the Company
                  (File No. 1-11377) filed on October 16, 2000 and incorporated herein by reference).

         4.2 First Amendment to Rights Agreement, dated August 28, 2002 effective September 16, 2002, between Cinergy Corp. and The Fifth Third Bank, as Rights Agent (filed herewith).





                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:   September 16, 2002          CINERGY CORP.


                                     By:/s/Jerome A. Vennemann
                                     Name: Jerome A. Vennemann
                                     Title: Vice President, General Counsel and
                                            Assistant Corporate Secretary




                                  EXHIBIT INDEX


Exhibit No.       Description

4.1 Rights Agreement, dated as of October 16, 2000, between Cinergy Corp. and The Fifth Third Bank, as Rights Agent (filed as Exhibit 1 to the Form 8-A of the Company (File No. 1-11377) filed on October 16, 2000 and incorporated herein by reference).

4.2 First Amendment to Rights Agreement, dated August 28, 2002 effective September 16, 2002, between Cinergy Corp. and The Fifth Third Bank, as Rights Agent (filed herewith).